SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
      SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2002

(Commission File Number) 0-13442

MENTOR GRAPHICS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	93-0786033
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777
(Address of principal executive offices)         (Zip Code)

(503) 685-7000
(Registrants’ telephone number, including area code)

N/A
(former name or former address, if changed since last report)

ITEM 2.    Acquisition or Disposition of Assets.

On March 27, 2002, Mentor Graphics Corporation, an Oregon corporation (“Mentor Graphics), issued a press release announcing the expiration of the initial offering period of its tender offer (“Offer”) for the publicly-held shares of common stock of IKOS Systems, Inc. (“IKOS”). The Offer expired at 12:00 midnight New York City time, on Tuesday, March 26, 2002.

Based on information provided by Wilmington Trust Company, the depositary for the Offer, as of the close of business on March 26, 2002, 7,836,636 shares of IKOS common stock had been validly tendered into the Offer, which, together with the 841,600 shares already beneficially owned by Mentor Graphics, represents approximately 85.63% of IKOS’ outstanding common stock (based upon 10,134,944 shares outstanding as of March 25, 2002). The tendered shares have been cancelled by IKOS’ transfer agent. Tendering stockholders were paid $11.00 per share in cash for each validly tendered share. Mentor Graphics completed a subsequent offering period to acquire the remaining shares of IKOS common stock. The subsequent offering period expired at 12:00 midnight New York City time, on Wednesday, April 17, 2002 at which point Mentor Graphics had purchased a total of 9,099,132, or approximately 91.4% of IKOS’ outstanding common stock.

The tender offer was made pursuant to an Agreement and Plan of Merger and Reorganization, by and among Mentor Graphics, Fresno Corporation, a Delaware corporation and a wholly-owned subsidiary of Mentor Graphics (“Purchaser”), and IKOS, dated as of March 12, 2002 (the ”Merger Agreement”). The details of the tender offer were disclosed in a Tender Offer Statement on Schedule TO, filed with the Securities and Exchange Commission on December 7, 2001 and subsequently amended and supplemented by a Supplement dated March 13, 2002.

Further pursuant to the Merger Agreement, Purchaser was merged with and into IKOS with the surviving company becoming a wholly-owned subsidiary of Mentor Graphics. All remaining IKOS stockholders who did not tender their shares in the tender offer will be paid the same $11.00 per share in cash paid in the tender offer. IKOS shares have been deregistered and will no longer be publicly traded.

ITEM 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements:

IKOS audited Consolidated Balance Sheets as of September 29, 2001 and September 30, 2000, and related audited Consolidated Statements of Operations, Consolidated Statements of Stockholders’ Equity and Consolidated Statements of Cash Flows for each of the three fiscal years in the period ended September 29, 2001. Included as pages F-1 to F-19 of this Form 8-K/A.

IKOS first fiscal quarter unaudited Condensed Consolidated Balance Sheets as of December 29, 2001 and September 29, 2001, and related unaudited Consolidated Statements of Income and unaudited Consolidated Statements of Cash Flows for the quarters ended December 29, 2001 and December 30, 2000. Included as pages F-20 to F-27 of this Form 8-K/A.

(b)	Pro Forma Financial Information:

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet as of December 31, 2001, Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations for the year ended December 31, 2001 and notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements. Included as pages F-28 to F-35 of this Form 8-K/A.

(c)  Exhibits:

23.1  Consent of Ernst & Young LLP, Independent Auditors

2

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
AND OTHER FINANCIAL INFORMATION

3

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Stockholders
IKOS Systems, Inc.

We have audited the accompanying consolidated balance sheets of IKOS Systems, Inc., as of September 29, 2001 and September 30, 2000, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the three fiscal years in the period ended September 29, 2001. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IKOS Systems, Inc., at September 29, 2001 and September 30, 2000, and the consolidated results of its operations and its cash flows for each of the three fiscal years in the period ended September 29, 2001, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/S/ ERNST & YOUNG LLP

San Jose, California
October 29, 2001, except for the last six paragraphs of Note
11, as to which the date is December 14, 2001, and the last
paragraph of Note 12 as to which the date is December 7,
2001.

IKOS SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS
(in thousands, except per-share amounts)

	September 29, 2001	September 30, 2000
ASSETS
Current assets:
Cash and cash equivalents	$10,613	$12,032
Short-term investments	4,977	7,771
Accounts receivable (net of allowances for doubtful accounts of $927 and $645, respectively)	9,878	19,716
Inventories	7,700	3,997
Income tax receivable	2,900	—
Prepaid expenses and other assets	641	578

Total current assets	36,709	44,094
Equipment and leasehold improvements
Office and evaluation equipment	6,339	6,782
Machinery and equipment	7,572	11,487
Leasehold improvements	3,797	2,640

	17,708	20,909
Less allowances for depreciation and amortization	(10,076)	(14,534)

	7,632	6,375
Intangible assets (net of amortization of $1,092 and $924, respectively)
	715	883
Other assets	1,227	653

	$46,283	$52,005

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$2,500	$1,809
Accounts payable	5,958	5,446
Accrued payroll and related expenses	2,491	3,549
Accrued commissions	705	2,094
Income taxes payable	730	3,252
Other accrued liabilities	3,249	2,511
Deferred revenues	7,757	8,388

Total current liabilities	23,390	27,049
Deferred rent	581	92
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value; 50,000 shares authorized, 9,225 and 8,797 shares issued and 9,225 and 8,778 outstanding, respectively	92	88
Additional paid-in capital	59,767	57,791
Treasury stock, at cost, no shares in treasury in2001 and 19 in 2000	—	(126)
Accumulated adjustments to comprehensive income (loss)	(895)	(842)
Accumulated deficit	(36,652)	(32,047)

Total stockholders’ equity	22,312	24,864

	$46,283	$52,005

See Accompanying Notes.

IKOS SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Fiscal Years Ended
	September 29, 2001	September 30, 2000	October 2, 1999
Net revenues
Product	$39,264	$54,652	$41,258
Maintenance	21,805	18,144	15,075

Total net revenues	61,069	72,796	56,333
Cost of revenues
Product	11,977	11,545	9,578
Maintenance	4,363	4,486	4,200

Total cost of revenues	16,340	16,031	13,778

Gross profit	44,729	56,765	42,555
Operating expenses:
Research and development	17,191	15,912	13,443
Sales and marketing	26,433	24,913	21,822
General and administration	9,354	5,311	4,267
Amortization of intangibles assets	168	209	412

Total operating expenses	53,146	46,345	39,944

Income (loss) from operations	(8,417)	10,420	2,611
Interest income and other, net:
Interest income, net	748	618	495
Other income	1,054	—	—

Interest income and other, net	1,802	618	495
Income (loss) before (benefit) provision for income taxes	(6,615)	11,038	3,106
(Benefit) provision for income taxes	(2,010)	2,750	650

Net income (loss)	$(4,605)	$8,288	$2,456

Earnings (loss) per share:
Basic net income (loss)	$(0.51)	$0.97	$0.30

Common and common equivalent shares used in computing basic per share amounts	8,981	8,563	8,306

Diluted net income (loss)	$(0.51)	$0.84	$0.27

Common and common equivalent shares used in computing diluted per share amounts	8,981	9,836	9,140

See Accompanying Notes.

IKOS SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(in thousands)

	Comprehensive Income	Common Stock		Additional Paid-in Capital	Treasury Stock		Accumulated Adjustments to Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Equity
		Shares	Amount		Shares	Amount
Balance at October 3, 1998	—	8,797	$87	$58,775	(436)	$(3,144)	$(314)	$(42,791)	$12,613
Net issuance of stock under employee stock plans	—	—	1	(463)	170	1,015	—	—	553
Acquisition of treasury stock	—	—	—	—	(130)	(407)	—	—	(407)
Net loss	$2,456	—	—	—	—	—	—	2,456	2,456
Net translation losses	(184)	—	—	—	—	—	(184)	—	(184)

Total comprehensive income	$2,272

Balance at October 2, 1999	—	8,797	88	58,312	(396)	(2,536)	(498)	(40,335)	15,031
Net issuance of stock under employee stock plans	—	—	—	(521)	377	2,410	—	—	1,889
Net loss	$8,288	—	—	—	—	—	—	8,288	8,288
Net translation losses	(344)	—	—	—	—	—	(344)	—	(344)

Total comprehensive income	$7,944

Balance at September 30, 2000	—	8,797	88	57,791	(19)	(126)	(842)	(32,047)	24,864
Net issuance of stock under employee stock plans	—	428	4	1,976	19	126	—	—	2,106
Net loss	$(4,605)	—	—	—	—	—	—	(4,605)	(4,605)
Net translation losses	(53)	—	—	—	—	—	(53)	—	(53)

Total comprehensive loss	$(4,658)

Balance at September 29, 2001		9,225	$92	$59,767	—	—	$(895)	$(36,652)	$22,312

See Accompanying Notes.

IKOS SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
Increase (decrease) in cash and cash equivalents
(In thousands)

	Fiscal years ended
	September 29, 2001	September 30, 2000	October 2, 1999
Operating activities:
Net income (loss)	$(4,605)	$8,288	$2,456
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,453	3,688	2,903
Loss on disposal of fixed assets	86	—	—
Deferred rent	489	28	(92)
Changes in operating assets and liabilities:
Accounts receivable	9,838	(9,167)	(4,516)
Inventories	(3,703)	(542)	361
Income tax receivable	(2,900)	—	—
Prepaid expenses and other current assets	(63)	(143)	101
Other assets	(574)	(44)	(213)
Accounts payable	512	1,683	(1,026)
Accrued payroll and related expenses	(1,058)	840	855
Accrued commissions	(1,389)	1,042	251
Income taxes payable	(2,522)	2,233	(166)
Other accrued liabilities	738	(250)	(1,535)
Deferred revenues	(631)	3,051	(2,259)

Net cash provided by (used in) operating activities	(2,329)	10,707	(2,880)

Investing activities
Purchases of equipment and leasehold improvements	(4,628)	(4,792)	(2,230)
Purchases of short-term investments	(14,640)	(8,744)	(4,465)
Maturities of short-term investments	17,434	3,843	9,112

Net cash provided by (used in) investing activities	(1,834)	(9,693)	2,417

Financing activities:
Principal payments on short-term borrowings	(1,809)	—	—
Proceeds on short-term borrowings	2,500	1,809	—
Net sale of common stock	2,106	1,889	553
Acquisition of treasury stock	—	—	(407)

Net cash provided by financing activities	2,797	3,698	146
Effect of exchange rate fluctuations on cash and cash equivalents	(53)	(344)	(184)

Increase (decrease) in cash and cash equivalents	(1,419)	4,368	(501)
Cash and cash equivalents at beginning of period	12,032	7,664	8,165

Cash and cash equivalents at end of period	$10,613	$12,032	$7,664

Supplemental disclosures of cash flow information:
Net cash paid for income taxes	$3,393	$322	$817

Supplemental disclosure of noncash financing activity:
Proceeds from bank under credit lines for purchase of leasehold improvements	—	$1,809	—

See Accompanying Notes.

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
September 29, 2001

1.    Nature of Operations and Summary of Significant Accounting Policies

Nature of operations.    The Company develops, manufactures, markets and supports verification systems for integrated circuit designs. The Company’s strategy is to serve the needs of a growing universe of IC designers for fast, accurate verification of complex IC designs through its family of hardware simulation and emulation systems. The Company performs final assembly and test of all of its products in its San Jose, California facility and utilizes third parties for all major subassembly manufacturing. Certain key components used in the Company’s products are presently available from sole or limited sources. The Company is dependent upon these suppliers to provide these components on a timely basis. The Company sells its products to a broad range of customers in the communications, multimedia/graphics, semiconductor, computer, aerospace and consumer electronics industries.

Basis of presentation.    The accompanying consolidated financial statements include the Company and its wholly owned subsidiaries after elimination of all significant inter-company accounts and transactions.

Fiscal year.    The Company is on a 52-53 week fiscal year. Accordingly, September 29, 2001, September 30, 2000 and October 2, 1999 are the fiscal year-ends for 2001, 2000 and 1999, respectively. Fiscal 2001, 2000 and 1999 were 52 week fiscal years.

Cash Equivalents and Short-Term Investments.    All liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents and are stated at cost, which approximates their fair market value. At September 29, 2001, cash equivalents consisted of money market funds, certificates of deposits and U.S. corporate overnight securities. Short-term investments are stated at cost, which approximates fair market value, and consist primarily of U.S. corporate-backed securities and mortgage-backed government obligations all due within one year. The Company is exposed to credit risks in the event of default by the financial institutions or issuers of investments to the extent of amounts recorded on the balance sheet.

Under Statements of Financial Accounting Standards No. 115 (FAS 115), Accounting for Certain Investments in Debt and Equity Securities, debt securities that the Company has both positive intent and ability to hold to maturity are carried at amortized cost. Debt securities that the Company does not have the positive intent and ability to hold to maturity and all marketable equity securities are classified as available-for-sale or trading and carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are reported as part of equity while unrealized holding gains and losses on securities classified as trading are reported in earnings. At September 29, 2001, all securities are designated as held to maturity.

The fair values for marketable debt securities are based on quoted market prices. The fair value of marketable securities is substantially equal to their carrying values as of September 29, 2001 and September 30, 2000.

The following is a summary of held-to-maturity securities at September 29, 2001 and September 30, 2000 (in thousands):

	September 29, 2001	September 30, 2000
U.S. Treasury Securities	$—	$2,060
U.S. Corporate Securities	5,874	6,804
Mortgage-Backed Securities	1,017	4,026

	$6,891	$12,890

Amounts included in short-term investments	$4,977	$7,771

Amounts included in cash and cash equivalents	$1,914	$5,119

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
September 29, 2001

Inventories.    Inventories are stated at the lower of cost (first-in, first- out method) or market (estimated net realizable value). Inventories consist of the following (in thousands):

	September 29, 2001	September 30, 2000
Raw materials	$681	$951
Work-in-process	4,004	1,386
Finished goods	3,015	1,660

	$7,700	$3,997

Equipment and Leasehold Improvements.    Equipment and leasehold improvements are stated at cost and are depreciated or amortized using the straight-line method over the estimated useful life (generally two to five years) of the related asset, or in the case of leasehold improvements, the term of the lease, if shorter.

Goodwill, Software Development Costs and Other Long-Lived Assets.    The Company periodically reviews and evaluates its recorded goodwill and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. Such an impairment loss would be measured as the difference between the carrying amount of the asset and its fair value based on the present value of estimated future cash flows. There were no write-downs of intangible assets or long-lived assets in fiscal 2001, 2000 or 1999.

The Company capitalizes software development costs upon achievement of technological feasibility, subject to net realizable value considerations in accordance with Statement of Financial Accounting Standards No. 86. The Company has defined technological feasibility as completion of a working model. Such capitalized costs are amortized upon product release on a straight-line basis over the estimated useful life of two years or the ratio of current revenue to the total of current and anticipated future revenues, whichever is greater. For each of the three fiscal years in the period ended September 29, 2001 capitalizable costs were insignificant and thus charged to research and development expenses for the respective periods in the accompanying financial statements.

Revenue.    The Company changed its revenue recognition policy effective October 1, 2000 based on guidance provided in SEC Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition in Financial Statements” (see Impact of Recently Issued Accounting Standards). Revenue is derived primarily from the sale of products and product maintenance and to a lessor degree rental of products. The Company also derives revenue from delivery of professional services, including consulting and training. The Company sells its products and services primarily through its direct sales organization. In those instances where the Company sells product through distributors, the distributors do not hold inventory.

Product revenue is recognized when the following criteria have been met:

•	persuasive evidence of an arrangement exists;

•	delivery has occurred or services have been rendered; and

•	collection of a fixed or determinable fee is considered reasonably assured.

Product revenue is recognized upon delivery unless customer specific acceptance provisions exist, in which case revenue is recognized upon the customer’s acceptance of all provisions. Due to customary business practices in Japan, revenue relating to Japanese customers is recognized upon formal written acceptance. Product maintenance revenue is recognized ratably over the duration of the related contracts. Professional services revenue is recognized as the services are performed. In arrangements that include product sales and maintenance and/or professional services (“multiple elements”), the Company allocates and defers revenue for the undelivered elements based on objective evidence of fair value, and recognizes the difference between the total arrangement fee and the amount deferred for the undelivered elements as revenue in accordance with Statement of Position (SOP) 98-9 Modification of SOP 97-2, Software Revenue Recognition, With Respect to Certain Transactions, as provided for under SAB 101, Revenue Recognition in Financial Statements.

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
September 29, 2001

Warranty.    The Company warrants products sold to customers for ninety days from shipment and such warranty covers repairs or replacement due to defects in the delivered product. A provision for the estimated future cost of warranty is recorded upon the recognition of revenue.

Employee Stock Plans.    The Company accounts for its employee stock option and employee stock purchase plans in accordance with provisions of the Accounting Principles Board’s Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees. In addition the Company applies the provisions of Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB No. 25, where applicable. The Company provides additional pro forma disclosures as required under Statement of Financial Accounting Standard No. 123 Accounting for Stock Based Compensation.

Use of Estimates.    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates related to the useful lives of fixed assets, allowances for doubtful accounts and customer returns, inventory write-downs, other reserves and income tax valuation allowances. Actual results inevitably will differ from those estimates, and such differences may be material to the financial statements.

Translation of Foreign Currencies.    For foreign operations with the local currency as the functional currency, the translation of the applicable foreign currencies into U.S. dollars is performed for balance sheet accounts using current exchange rates in effect at the balance sheet date and for revenue and expense accounts using an average exchange rate during the period. The gains or losses resulting from translation are included in accumulated other comprehensive income (loss) in the accompanying balance sheets. The Company also recognizes foreign currency transaction gains and losses from its international operations. Such gains or losses are charged to operations and have been immaterial to the Company’s operating results.

Derivative Financial Instruments.    Financial Accounting Standards Board Statement No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS No. 133), requires companies to recognize all of their derivative financial instruments as either assets or liabilities in the statement of financial position at fair value. The accounting for changes in the fair value (i.e., gains or losses) of a derivative financial instrument depends on whether it has been designated and qualifies as part of a hedging relationship and further, on the type of hedging relationship. For those derivative financial instruments that are designated and qualify as hedging instruments, a company must designate the hedging instrument, based upon the exposure being hedged, as either a fair value hedge, cash flow hedge or a hedge of a net investment in a foreign operation. The Company enters into derivative financial instruments such as forward exchange contracts to limit the exposure to receivables denominated in Japanese yen against fluctuations in exchange rates until such receivables are collected. The notional amount of contracts outstanding at September 29, 2001 was approximately $892,000. The Company does not enter into forward foreign contracts for speculative or trading purposes. In addition, the fair value of these contracts is not significant to the Company’s financial position or results of operations. The Company has elected not to use hedge accounting and, therefore, has not designated these forward exchange contracts as hedging instruments under SFAS No.133. For derivative instruments not designated as hedging instruments, the gain or loss is recognized in current earnings during the period of the change in the fair value of the derivative instrument.

Net Income (Loss) Per Share.    The Company computes earnings per share in accordance with the Financial Accounting Standards Board “(FASB) Statement of Financial Accounting Standards No. 128, Earnings Per Share. Basic earnings per share is computed using weighted options outstanding for the period and excluding the dilutive effect of stock options and warrants. Dilutive per share data is computed using the weighted-average common and dilutive common equivalent shares outstanding. The following table sets forth the computation of basic and dilutive per share data:

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
September 29, 2001

	Fiscal Years Ended
	September 29, 2001	September 30, 2000	October 2, 1999
Basic Earnings (Loss) Per Share:
Net income (loss)	$(4,605)	$8,288	$2,456

Weighted-average common shares outstanding	8,981	8,563	8,306

Basic net income (loss) per share	$(0.51)	$0.97	$0.30

Dilutive Earnings (Loss) Per Share:
Net income (loss)	$(4,605)	$8,288	$2,456

Weighted-average common shares outstanding	8,981	8,563	8,306
Common equivalent shares attributable to options (treasury stock method)	—	1,273	834

Total weighted-average common shares outstanding	8,981	9,836	9,140

Dilutive net income (loss) per share	$(0.51)	$0.84	$0.27

Outstanding options and warrants to purchase approximately 735,000, 68,000 and 214,000 shares, for the fiscal years 2001, 2000 and 1999, respectively, were not included in the treasury stock calculation to derive diluted net income (loss) per share as their inclusion would have had an anti-dilutive effect.

Impact of Recently Issued Accounting Standards.    During the fourth quarter of fiscal 2001, the Company adopted Staff Accounting Bulletin (“SAB”) No. 101, Revenue Recognition in Financial Statements. The adoption of SAB No. 101 did not result in a cumulative effect adjustment as of September 30, 2000, however, the Company has revised the first three fiscal quarters of fiscal 2001 to reflect the provisions of SAB No. 101, as if applied as of October 1, 2000.

In July 2001, the FASB issued SFAS No. 141 Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. These standards become effective for fiscal years beginning after December 15, 2001. IKOS intends to early adopt these standards, such that beginning in the first quarter of 2002, goodwill will no longer be amortized but will be subject to annual impairment tests. As of September 29, 2001, IKOS had a net balance of $715,000 of goodwill. The adoption of SFAS No. 141 is expected to reduce IKOS’ amortization of intangibles for fiscal 2002 by approximately $168,000. During fiscal 2002, IKOS will perform the first of the required impairment tests of goodwill. This test is not expected to have a material effect on IKOS’ results of operations or financial position.

In October 2001, the FASB issued SFAS No. 144, Accounting for Impairment or Disposal of Long-lived Assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to be Disposed Of, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. Adoption of this statement will not have a material impact on IKOS’ financial position or results of operations.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which establishes accounting and reporting standards for derivative instruments and hedging activities. It requires the Company to recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value. It further provides criteria for derivative instruments to be designated as fair value, cash flow, or foreign currency hedges, and establishes accounting standards for reporting changes in the fair value of the derivative instruments. Upon adoption, the Company was required to adjust hedging instruments to fair value in the balance sheet and recognize the offsetting gains or losses as adjustments to be reported in net income or other comprehensive income, as appropriate. The Company adopted SFAS No. 133 as of October 1, 2000. The adoption of SFAS No. 133 did not have a material effect on the Company’s results of operations or financial position.

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
September 29, 2001

2.    Acquisition

In May 1998, the Company acquired certain technology and research and development expertise from Interra, Inc. and its affiliate, Delsoft India Pvt. Limited. The purchase price paid, including costs of the transaction, was approximately $9,040,000. All amounts due under this purchase agreement have been paid. During 1998, the Company recorded a charge of approximately $7,600,000 related to the acquired technology to in-process research and development. The evaluation of the underlying technology acquired considered the inherent difficulties and uncertainties in completing the development of the technology, and thereby achieving technological feasibility, and the risks related to the viability of and potential changes in future target markets. The underlying technology had no alternative use (in other research and development projects or otherwise) since the technology was acquired for the sole purpose of developing simulation and emulation products. In connection with the technology acquisition, the Company recorded an asset approximately $1,400,000 for the acquired workforce and other intangibles, which were to be amortized over 8 years. As of September 29, 2001, approximately $715,000 remains on the balance sheet and will be reviewed periodically for impairment.

3.    Borrowing Arrangements

In March 2000, the Company negotiated a $3,000,000 working capital line of credit and $1,500,000 equipment line of credit with its bank. The agreement expired in March of 2001 whereby a new $5,000,000 working capital line was negotiated to replace the existing line. The new line expires on March 31, 2002 and is renewable at the option of both parties. The lines are collateralized by the assets of the Company. Any borrowings under the line of credit bear interest at the prime rate or 6.0% at September 29, 2001. At September 29, 2001, the total amount utilized under the lines was approximately $4,000,000. Of the total amount utilized, approximately $1,500,000 of the working capital line is reserved as collateral against certain letter of credit arrangements the Company has with its landlords and approximately $2,500,000 was utilized to fund working capital requirements. The Company is currently in violation of certain of its financial covenants and as such the outstanding balance is subject to call by the bank at its option. Accordingly, the remaining $1,000,000 established under the line of credit is not currently available. The Company is currently renegotiating with the bank to obtain a waiver and to revise certain covenants.

4.    Operating Leases

During fiscal 2001, the Company moved into its new headquarters. The new building lease is a ten-year lease and is scheduled to expire in December 2010. The Company has the option to renew this building lease at its principal offices for up to an additional ten years, at approximately the fair market value at the time of renewal. The Company has other building leases which expire at various times.

Rent expense approximated $3,960,000, $1,961,885 and $1,632,000, in fiscal 2001, 2000 and 1999, respectively.

Future minimum payments under non cancelable operating leases exclusive of sub-lease income at September 29, 2001 are as follows (in thousands):

Fiscal Year	Amount
2002	$3,228
2003	3,111
2004	3,364
2005	3,314
2006	3,402
2007 and thereafter	13,843

Total	$30,262

In connection with the leasing of the new headquarters, IKOS subleased approximately 30,000 square feet. Rents associated with the sublease amounted to approximately $829,000 at September 29, 2001 and is included with interest and other income in the Statement of Operations. Subsequent to September 29, 2001, the sub lessee executed a buyout of the sublease and IKOS recorded approximately $3,000,000 of other income associated with the buyout.

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
September 29, 2001

5.    Stockholders’ Equity

Preferred Stock Purchase Rights Plan.    The Company has a Preferred Stock Purchase Rights Plan (the “Rights Plan”), which provides existing shareholders with the right to purchase 1/100 preferred share for each common share held in the event of certain changes in the Company’s ownership. The Rights Plan may serve as a deterrent to takeover tactics, which are not in the best interests of shareholders. Of the 10,000,000 preferred shares authorized, the Board of Directors of the Company has designated 500,000 shares as Series G Preferred Stock, $0.01 par value per share, and has reserved such shares for issuance pursuant to the Company’s Rights Plan. On July 2, 2001, the Rights Plan was amended to waive its enforcement in connection with the proposed merger agreement with Synopsys. See Note 12.

Stock Repurchase.    During fiscal 1998, the Company announced its intention to repurchase up to 1,000,000 shares of its outstanding common stock on the open market. Through September 29, 2001, the Company had repurchased 516,500 shares at a weighted-average per share price of $5.96. All shares repurchased under the Stock Repurchase plan were subsequently issued under the Company Stock Option and Stock Purchase agreements. In connection with proposed merger agreement with Synopsys, the Company is restricted from changing its capitalization structure and thus no additional shares can be repurchased. See Note 12.

Stock Option Plans.    In 1988, the Company established a Stock Option Plan (the Plan) which provides for the granting of options to employees or directors to purchase shares of the Company’s common stock. During fiscal 1996, the Company replaced the 1988 Stock Option Plan by establishing the 1995 Stock Option Plan (the “1995 Plan”). The terms of the 1995 Plan are similar to the 1988 Plan. Any shares remaining available for grant under the 1988 Plan were converted to the 1995 Plan, and an additional 750,000 shares were reserved for future grants under the 1995 Plan. In connection with its 1997 Annual Shareholders meeting, the Company obtained approval whereby on the first day of each fiscal year of the Company beginning after October 4, 1998, the maximum aggregate number of shares of common stock issuable under the Company’s 1995 plan will increase automatically by that number of shares of common stock of the Company equal to 4.9% of the number of shares of the Company issued and outstanding on the last day of the preceding fiscal year. During fiscal 1999, 2000 and 2001 an additional 410,000, 412,000 and 430,000, shares were reserved for future grants under the 1995 Plan, respectively.

The following table summarizes the activity for the stock option plans (in thousands, except per share data):

	Options and Rights Outstanding
	Number of Shares	Aggregate Exercise Price	Price Per Share
	(in thousands, except per share data)
Balance at October 3, 1998	1,921	$7,857	$0.850 - 28.375
Granted	777	2,863	1.406 - 11.000
Exercised	(29)	(59)	0.850 - 9.125
Forfeitures	(260)	(1,111)	1.438 - 28.375

Balance at October 2, 1999	2,409	9,550	0.850 - 25.00
Granted	589	5,565	7.375 - 14.938
Exercised	(226)	(849)	0.850 - 9.6875
Forfeitures	(250)	(1,227)	1.438 - 10.875

Balance at September 30, 2000	2,522	13,039	0.850 - 25.00
Granted	1,006	11,015	6.900 - 15.438
Exercised	(304)	(1,040)	3.140 - 16.000
Forfeitures	(94)	(930)	1.750 - 15.250

Balance at September 29, 2001	3,130	$22,084	$0.850 - 25.000

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
September 29, 2001

The following table summarizes information about options outstanding at September 29, 2001:

	Options Outstanding			Options Exercisable
Range of Exercise Prices	Number Outstanding at September 29, 2001	Weighted-Average Remaining Contractual Life(Years)	Weighted-Average Exercise Price	Number Exercisable at September 29, 2001	Weighted-Average Exercise Price
$ 0.8500–$ 1.7500	198,478	6.91	$1.73	8,484	$1.46
$ 1.7813–$ 1.7813	339,492	6.95	1.78	339,492	1.78
$ 1.8125–$ 3.9063	322,356	5.76	3.11	280,830	3.04
$ 4.1250–$ 5.3750	245,052	6.87	4.75	155,866	4.69
$ 5.5000–$ 5.7500	394,718	6.12	5.74	372,979	5.74
$ 6.0000–$ 7.7500	332,205	8.04	7.39	149,126	7.49
$ 7.8750–$ 9.6875	440,831	8.64	9.11	111,600	9.43
$ 9.8000–$11.9375	213,450	8.80	10.71	48,809	10.47
$12.0000–$12.0000	533,114	9.06	12.00	114,303	12.00
$12.1875–$25.0000	109,763	8.71	14.07	30,841	15.14

$ 0.8500–$25.0000	3,129,459	7.61	$7.06	1,612,330	$5.50

Exercisable options were approximately 1,612,000, 1,030,000 and 745,000 at fiscal year end for 2001, 2000 and 1999, respectively. At September 29, 2001, there were no shares that were exercised and subject to repurchase.

Vesting provisions with respect to the Stock Option Plans are determined by the Board of Directors at the date of grant. Generally, shares issued pursuant to the Plan vest at 12 1/2% upon an employee’s six-month employment date and ratably thereafter in monthly installments over three and one-half years.

Included in the table above are options to purchase approximately 73,000 shares of common stock, which were granted outside of the Plans during fiscal 1995. These options were granted to various employees and have rights and vesting provisions which are the same as those granted pursuant to the Plan. At September 29, 2001, options to purchase approximately 8,000 shares of common stock remain outstanding that were granted outside of the Plans.

Also included in the table above are options to purchase approximately 400,000 shares of common stock which were available for grant outside of the Plans during fiscal 2001. 383,700 were granted from this total during fiscal 2001. These options were granted to various employees and have rights and vesting provisions which are the same as those granted pursuant to the Plan. At September 29, 2001, options to purchase approximately 362,000 shares of common stock remain outstanding that were granted outside of the Plans.

Total shares reserved for grant under option plans total 5,024,000 (excluding options subject to grant under the 1995 Outside Directors Stock Option Plan), of which approximately 4,935,000 shares were granted, leaving approximately 89,000 shares available for grant at September 29, 2001 prior to the automatic replenishment noted above

The Company has reserved 3,099,000 shares of common stock for future issuance under the stock option plans for outstanding options and options available for grant at September 29,2001 and for future issuance of shares granted outside of the option plans.

        1995 Outside Directors Stock Plan.    Under its 1995 Directors Stock Option Plan (the “Directors Plan”), the Company has established an option pool of 200,000 shares for granting to outside directors. The Company has reserved 200,000 shares of common stock for issuance under the plan. As of September 29, 2001, approximately 176,000 shares had been granted to Directors, no shares had been exercised and 18,000 shares had been canceled. As of September 29, 2001 options to purchase 158,000 shares are outstanding and are included in the table presented above.

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
September 29, 2001

1996 Stock Purchase Plan.    In fiscal 1996, the 1996 Employee Stock Purchase Plan (ESPP) was approved and shares of common stock were reserved for issuance under this plan. The ESPP provides that substantially all employees may purchase stock at 85% of the lower price on either the first or last day of the six-month offering period via a payroll deduction plan Through September 29, 2001, approximately 616,000 shares have been issued under this plan and approximately 434,000 remain available under the ESPP. A summary of stock purchased under the plan is shown below (in thousands, except employee participants).

	2001	2000	1999
Aggregate purchase price	$1,066,000	$1,039,000	$470,000
Shares purchased	143,935	149,787	141,216
Employee participants	127	134	123

Stock Based Compensation.    Pro forma information regarding net income (loss) and net income (loss) per share is required by Statement of Financial Accounting Standards No. 123 (SFAS 123) for awards granted after October 1, 1995 as if the Company had accounted for its stock-based awards to employees under the fair value method of SFAS 123. The fair value of the Company’s stock- based awards to employees was estimated using a Black-Scholes option-pricing model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, the Black-Scholes model requires the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock-based awards to employees have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock- based awards to employees. The fair value of the Company’s stock-based awards to employees was estimated assuming no expected dividends and the following weighted-average assumptions:

	Options			ESPP
	Fiscal			Fiscal
	2001	2000	1999	2001	2000	1999
Expected life (years)	3.94	3.49	3.40	0.5	0.5	0.5
Expected stock price volatility	80.66%	83.47%	81.28%	86.17%	82.31%	88.62%
Risk-free interest rate	5.22%	6.22%	4.95%	5.39%	6.19%	4.95%

For pro forma purposes, the estimated fair value of the Company’s stock based awards to employees is amortized over the options’ vesting period (for options) and the six month purchase period (for stock purchased under the ESPP). The weighted-average fair value of stock options and employee stock purchase rights granted during fiscal 2001 was $6.68 and $4.51 per share, respectively. The weighted-average fair value of stock options and employee stock purchase rights granted during fiscal 2000 was $5.64 and $2.97 per share, respectively. The weighted-average fair value of stock options and employee stock purchase rights granted during fiscal 1999 was $2.24 and $1.57 per share, respectively

The Company’s pro forma information follows (in thousands, except per share amounts):

	Fiscal
	2001	2000	1999
Net income (loss)—as reported	$(4,605)	$8,288	$2,456
Net income (loss)—pro forma	(8,465)	6,389	123
Diluted net income (loss) per share—as reported	(0.51)	0.84	0.27
Diluted net income (loss) per share—pro forma	$(0.94)	$0.65	$0.01

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
September 29, 2001

6.    Employee Savings and Investment Plan

The Company offers all of its employees the opportunity to participate in its 401(k) savings and investment plan. The amended plan allows for the Company to make matching contributions based on an employee’s elective deferrals. For fiscal 2001, the matching contributions could not exceed $1,800 per employee, and for the three fiscal years ended September 29, 2001, the matching contributions were approximately $314,000, $317,000 and $290,000, respectively.

7.    Income Taxes

The tax provision (benefit) consists of the following (in thousands):

	Fiscal Year Ended
	September 29, 2001	September 30, 2000	October 2, 1999
Federal:
Current	$(2,171)	$2,210	$110
Deferred	—	—	—

	(2,171)	2,210	110
State:
Current	—	40	40
Deferred	—	—	—

	—	40	40
Foreign:
Current	161	500	500

	$(2,010)	$2,750	$650

Pretax income (loss) from foreign operations was $(198,000) in 2001, $(1,330,000) in 2000 and $360,000 in 1999.

A reconciliation between the Company’s effective tax rate and the U.S. statutory rate of 35% follows (in thousands):

	Fiscal Year Ended
	September 29, 2001	September 30, 2000	October 2, 1999
Tax provision (benefit) at U.S. statutory rate	$(2,315)	$3,863	$1,087
Utilization of losses not previously benefited	—	(2,001)	(756)
Foreign taxes	161	500	240
Other	144	362	53
State taxes	—	26	26

	$(2,010)	$2,750	$650

As of September 29, 2001 the Company has federal and California research and development tax credit carryforwards of approximately $3,200,000 and $900,000. The Company also has federal tax credits and alternative minimum tax credit carryforwards of approximately $600,000 and $300,000. The state research credit carryforwards and alternative minimum tax credit carryforwards have no expiration date. The federal research and development credit expires beginning in the year 2005. The foreign tax credits expire beginning in the year 2003.

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
September 29, 2001

Utilization of the net operating losses and credits may be subject to an annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended, and similar state provisions. The annual limitation could result in the expiration of net operating losses and credits before utilization.

Significant components of the Company’s deferred tax assets and liabilities are as follows (in thousands):

	September 29, 2001	September 30, 2000	October 2, 1999
Deferred tax assets:
Net operating loss carryforwards	$—	$—	$2,320
Tax credit carryforwards	5,000	1,390	3,130
Capitalized software	260	350	450
Deferred revenue	2,990	2,870	1,820
Purchased technology	5,180	5,110	5,640
Accrued expenses and reserves	5,420	5,500	3,936

Total deferred tax assets	18,850	15,220	17,296
Valuation allowance for deferred tax assets	(18,850)	(15,220)	(17,296)

Net deferred tax assets	$—	$—	$—

As of September 29, 2001, the Company had fully offset deferred tax assets by a valuation allowance. Management believes that such net deferred tax assets are not realizable on a more likely than not basis. The valuation allowance increased by $3,630,000 for the year ended September 29, 2001 and decreased by $2,076,000 for the year ended September 30, 2000. Approximately $4,500,000 of the valuation allowance is attributable to stock options, which will be credited to equity when realized.

8.    Segment Information

The Company operates and tracks its results in one operating segment. The Company’s operating segment is principally the development, manufacture, sale and service of high performance systems for design verification of integrated circuits (ICs) and IC-based electronic systems.

Geographic revenue information for the fiscal years 2001, 2000 and 1999 is based on the shipping destination. Long-lived assets include primarily property, plant and equipment as well as, intangible assets including goodwill. Property, plant and equipment information is based on the physical location of the asset at the end of each fiscal year while the intangibles are based on the location of the owning entity.

Net revenues from unaffiliated customers by geographic region are as follows (in thousands):

	Fiscal Year Ended
	September 29, 2001	September 30, 2000	October 2, 1999
North America	$45,287	$47,762	$35,257
Far East	6,956	10,883	8,258
Europe	8,826	14,151	12,818

	$61,069	$72,796	$56,333

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
September 29, 2001

Net long-lived assets by country are as follows (in thousands):

	September 29, 2001	September 30, 2000
United States	$6,812	$5,266
India	336	542
France	152	95
United Kingdom	121	173
Germany	102	92
Japan	109	207

	$7,632	$6,375

For fiscal 2001, two customers, Broadcom and nVIDIA accounted for 16% and 14% of net revenues, respectively. For fiscal 2000, one customer, Broadcom Corporation, Inc., accounted for approximately 12% of net revenues. For fiscal, 1999, one customer, Lucent Technologies, Inc., accounted for approximately 14% of net revenues.

9.    Concentration of Credit Risks and Other Risks

The Company sells its products to a broad range of customers in the communications, multimedia/graphics, semiconductor, computer, aerospace and consumer electronics industries. The Company performs ongoing credit evaluations of its customers and generally does not require collateral.

The Company maintains reserves for potential credit losses and such losses have been within management’s expectations.

The electronic design automation (EDA) industry is characterized by rapid technological changes, intense competitive pressures and cyclical market patterns. The Company’s results are affected by a wide variety of factors, including general economic patterns, conditions specifically relating to technology companies and the semiconductor and EDA industries.

The Company’s results are also affected by decreases in average selling prices over the life of any particular product, the timing of new product introductions (by the Company, its competitors and others), the evolution of the electronic design community, the ability to manufacture new products, and the ability to safeguard patents and intellectual property from competitors. Based on the factors noted herein, the Company may experience substantial period-to-period fluctuations in future operating results.

10.    Unaudited Quarterly Consolidated Financial Data

On December 3, 1999, the SEC staff issued SAB No. 101, Revenue Recognition in Financial Statements. In addition, on October 9, 2000, the SEC issued Staff Accounting Bulletin No. 101: Revenue Recognition in Financial Statements-Frequently Asked Questions and Answers (“SAB 101 FAQ”). The SEC Staff addresses several issues in SAB No. 101 and the SAB 101 FAQ, including the timing for recognizing revenue derived from selling arrangements that involve customer acceptance provisions. Due to customary business practices in Japan the Company has revised its revenue recognition policy to require formal written acceptance from Japanese customers prior to recognition of revenue related to these sales. The Company has included the following information below to demonstrate the effect on Q1 through Q3, 2001 as if provisions of SAB No. 101 had been applied as of the beginning fiscal year 2001.

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
September 29, 2001
	Fiscal Quarters Ended
	Dec 30, 2000	March 31, 2001	June 30, 2001	Sep. 29, 2001
Net revenues
As previously reported	$21,009	$17,410	$11,060	$14,896
Effect of change in accounting principle	—	(1,709)	(1,597)	—

As revised in first three quarters and reported in fourth quarter	$21,009	$15,701	$9,463	$14,896

Gross profit
As previously reported	16,540	13,348	7,326	10,505
Effect of change in accounting principle	—	(1,517)	(1,473)	—

As revised in first three quarters and reported in fourth quarter	$16,540	$11,831	$5,853	$10,505

Net income (loss)
As previously reported	2,487	347	(5,190)	741
Effect of change in accounting principle	—	(1,517)	(1,473)	—

As revised in first three quarters and reported in fourth quarter	$2,487	$(1,170)	$(6,663)	$741

Basic income (loss) per share(*)
As previously reported	$0.28	$0.04	$(0.57)	$0.08
Effect of change in accounting principle	—	(0.17)	(0.17)	—
As revised in first three quarters and reported in fourth quarter	$0.28	$(0.13)	$(0.74)	$0.08

Weighted-average shares used in computing basic per share amounts	8,805	8,924	9,053	9,140

Diluted income (loss) per share(*)
As previously reported	$0.25	$0.03	$(0.57)	$0.08
Effect of change in accounting principle	—	(0.16)	(0.17)	—
As revised in first three quarters and reported in fourth quarter	$0.25	$(0.13)	$(0.74)	$0.08

Weighted-average shares used in computing diluted per share amounts	10,024	8,924	9,053	9,835

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
September 29, 2001

Amounts as reported for fiscal year ending September 30, 2000 are as follows:

	Fiscal Quarters Ended
	Jan. 1, 2000	April 1, 2000	July 1, 2000	Sep. 30, 2000
Net revenues	$15,405	$16,799	$18,443	$22,149
Gross profit	11,677	13,128	14,507	17,453
Total operating expenses	10,311	11,043	11,632	13,359
Income from operations	1,366	2,085	2,875	4,094
Net income	1,093	1,644	2,303	3,248
Basic income per share(*)	$0.13	$0.19	$0.27	$0.37
Weighted-average shares used in computing per share amounts	8,417	8,531	8,611	8,694
Diluted income per share(*)	$0.11	$0.17	$0.23	$0.32
Weighted-average shares used in computing per share amounts	9,519	9,926	9,897	10,000

(*)	Quarterly per share amounts do not equal the annual per share total as a result of rounding.

11.    Litigation and Contingencies

On February 9, 2001, IKOS filed a patent infringement complaint against Axis Systems, Inc., (Axis) in the United States District Court in the District of Delaware. The complaint alleges infringement by Axis of four patents relating to IKOS’ Virtual Wires™ technology, which allows high resource utilization in FPGA-based emulators. In August 2001, IKOS withdrew one of the patents originally included in the lawsuit to focus IKOS’ efforts and to simplify the issues for trial. On September 18, 2001, the Delaware Court ordered the case to be transferred to the Federal District Court, Northern District of California, where it is now currently pending. IKOS is seeking both injunctive relief and monetary damages. Discovery is still proceeding in the case and the final amount of damages sought by IKOS has not yet been determined.

On March 22, 2001, Axis filed a patent infringement complaint against IKOS in the United States District Court for the Northern District of California. The complaint alleges infringement by IKOS of Axis’ patent titled “Simulation/Emulation System and Method,” U.S. Patent No 6,009,256. Axis claims that this patent covers technology for a single system that provides simulation, acceleration, and emulation of complex electronic integrated circuit and system-on-chip designs. The complaint alleges that certain of IKOS’ emulation products infringe on the patent. Axis is seeking both injunctive relief and monetary damages. IKOS believes the claim is without merit and intends to vigorously defend the action; however, such actions are currently in the discovery phase only and there can be no assurance that IKOS will prevail in either case. Furthermore, the amount of damages sought by Axis has not yet been determined. IKOS does not believe the outcome of this case will have a material adverse impact on future results of operations or cash flows.

On December 6, 2001, Mentor Graphics Corporation, an Oregon corporation (“Mentor”) and Fresno Corporation, a Delaware corporation (“Fresno”) filed a lawsuit in the Court of Chancery of the State of Delaware against IKOS, the IKOS Board, Synopsys, Inc. (“Synopsys”) and Oak Merger Corporation (“Oak”), C.A. No. 19299. This lawsuit alleges, among other things, that the termination fee set forth in the an Agreement and Plan of Merger and Reorganization by and among Synopsys, Oak Merger Corporation and IKOS dated July 2, 2001, as amended (the “Merger Agreement”) is unreasonable, that certain operating restrictions and other conditions set forth in the Merger Agreement impose onerous restrictions on the authority of the IKOS Board to manage IKOS and that the no-shop provision set forth in the Merger Agreement insofar as it is operative after IKOS stockholders approve the Merger Agreement is too onerous. This lawsuit further alleges that the members of the IKOS Board breached their fiduciary duties in connection with the Merger Agreement and that Synopsys and Oak aided and abetted such breaches. This lawsuit seeks, among other things, injunctive and declaratory relief, including, an order enjoining the enforcement of the no-shop provisions and termination fee in the Merger Agreement, and unspecified damages. IKOS believes that this lawsuit is without merit and intends to vigorously contest it.

IKOS SYSTEMS, INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)
September 29, 2001

On December 7, 2001, Mentor and Fresno filed a lawsuit in the United States District Court for the District of Delaware against IKOS, Case No. 01-809. This lawsuit seeks an order and judgment from the Court declaring that the Offer and Tender Offer Statement on Schedule TO (the “Schedule TO”) and Mentor’s Schedule 13D are not in violation of the federal securities laws and that Mentor did not violate federal insider trading laws when it purchased from the open market shares of IKOS’ stock beginning in July 2001 and when it made the Offer. IKOS believes that this lawsuit is without merit and intends to vigorously contest it.

On December 7, 2001, Sheldon Pittlemen, an alleged stockholder of IKOS, filed an alleged class action lawsuit in the Court of Chancery of the State of Delaware against IKOS and the IKOS Board, C.A. No. 19300. This lawsuit generally alleges that the members of the IKOS Board breached their fiduciary duties in connection with the Merger Agreement. It seeks injunctive relief and unspecified damages on behalf of all stockholders of IKOS. IKOS believes that this lawsuit is without merit and intends to vigorously contest it.

On December 10, 2001, Ernest Hack, an alleged stockholder of IKOS, filed an alleged class action lawsuit in the Court of Chancery of the State of Delaware against IKOS, the IKOS Board and Synopsys, C.A. No. 19305 . While not identified as such in the caption of the complaint, the body of the complaint describes Mentor as a defendant. This lawsuit alleges that the members of IKOS’ Board failed to properly consider and act upon the Offer. It also alleges that IKOS failed to solicit offers before entering the Merger Agreement. The lawsuit alleges that, as a result of the foregoing among other things, the members of IKOS’ Board breached their fiduciary duties and seeks injunctive relief and unspecified damages. IKOS believes that this lawsuit is without merit and intends to vigorously contest it.

On December 10, 2001, Robert Ferronte, an alleged stockholder of IKOS, filed an alleged class action lawsuit in the Court of Chancery of the State of Delaware against IKOS and the IKOS Board, C.A. No. 19307. This lawsuit generally alleges, among other things, that the members of the IKOS Board breached their fiduciary duties by allegedly failing to fully inform themselves about Mentor’s interest in acquiring IKOS. The complaint further alleges that IKOS’ poison pill permits the IKOS Board to manipulate IKOS to the detriment of IKOS’ stockholders and to perpetuate its control over IKOS’ business and operations. The lawsuit seeks injunctive relief. IKOS believes that this lawsuit is without merit and intends to vigorously contest it.

On December 14, 2001, Scott Petler, an alleged stockholder of IKOS, filed an alleged class action lawsuit in the Santa Clara County, California Superior Court, Case No. CV 803814, against IKOS, the members of IKOS’ Board of Directors, Synopsys and Aart de Geus, Chairman and CEO of Synopsys. This lawsuit generally alleges that the members of the IKOS Board breached their fiduciary duties in connection with the Merger Agreement and in its response to the Offer. The lawsuit further alleges that Synopsys and Dr. de Geus aided and abetted the alleged breach of fiduciary duties. The lawsuit seeks injunctive relief and an order rescinding the Merger Agreement. IKOS believes that this lawsuit is without merit and intends to vigorously contest it.

12.    Merger

On July 2, 2001, IKOS entered into an Agreement and Plan of Merger and Reorganization with Synopsys, Inc., or Synopsys, and Oak Merger Corporation, which was amended on August 1, 2001, providing for the merger of IKOS with Oak Merger Corporation, a subsidiary of Synopsys. Under the terms of the proposed merger, subject to satisfaction of various conditions, each share of IKOS common stock will be exchanged for Synopsys common stock with a value between $6.00 and $20.00 per share, based on the financial performance of IKOS during the twelve months ending June 30, 2002. Additional information relating to the Synopsys merger can be found in the proxy statement/prospectus that is part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by Synopsys on August 9, 2001 and amended on October 18, 2001.

On December 7, 2001 Fresno Corporation, a wholly-owned subsidiary of Mentor Graphics Corporation, or Mentor, commenced an unsolicited cash tender offer to purchase all outstanding shares of IKOS common stock for $11.00 per share, subject to certain conditions. The offer will expire on January 8, 2002, unless extended at the sole discretion of Mentor. Additional information relating to the Mentor offer can be found in the Schedule 14D-9 filed with the SEC by IKOS on December 20, 2001.

IKOS SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS
(in thousands, except per-share amounts)

	December 29, 2001	September 29, 2001 (*)
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,789	$10,613
Short-term investments	2,279	4,977
Accounts receivable (net of allowances for doubtful accounts of $1,027 and $927, respectively)	6,693	9,878
Inventories	6,568	7,700
Income tax receivable	2,900	2,900
Prepaid expenses and other assets	844	641

Total current assets	35,073	36,709
Equipment and leasehold improvements
Office and evaluation equipment	6,350	6,339
Machinery and equipment	7,601	7,572
Leasehold improvements	3,850	3,797

	17,801	17,708
Less allowances for depreciation and amortization	(10,661)	(10,076)

	7,140	7,632
Other assets	1,541	1,942

	$43,754	$46,283

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$2,500	$2,500
Accounts payable	3,774	5,958
Accrued payroll and related expenses	3,220	2,491
Accrued commissions	631	705
Income taxes payable	855	730
Other accrued liabilities	2,373	3,249
Deferred revenues	6,762	7,757

Total current liabilities	20,115	23,390
Accrued rent	643	581
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.01 par value; 10,000 shares authorized, none issued and outstanding	—	—
Common stock, $.01 par value; 50,000 shares authorized, 9,360 and 9,225 shares issued and outstanding, respectively	93	92
Additional paid-in capital	60,253	59,767
Accumulated adjustments to comprehensive income	(1,014)	(895)
Accumulated deficit	(36,336)	(36,652)

Total stockholders’ equity	22,996	22,312

	$43,754	$46,283

(*)	Amounts as of September 29, 2001 were derived from the September 29, 2001 audited financial statements.

See Accompanying Notes.

IKOS SYSTEMS INC.

CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	December 29, 2001	December 30, 2000
Net revenues
Product	$8,086	$16,379
Maintenance	5,228	4,630

Total net revenues	13,314	21,009
Cost of revenues
Product	2,898	3,355
Maintenance	1,051	1,114

Total cost of revenues	3,949	4,469

Gross profit	9,365	16,540
Operating expenses:
Research and development	3,269	4,508
Sales and marketing	5,774	7,278
General and administration	3,175	1,626

Total operating expenses	12,218	13,412

Income (loss) from operations	(2,853)	3,128
Other income (expense):
Interest income	110	250
Interest expense	(69)	(31)
Other	3,278	—

Total other income	3,319	219

Income before provision for income taxes	466	3,347
Provision for income taxes	150	860

Net income	$316	$2,487

Basic net income per share	$0.03	$0.28

Weighted-average common shares used in computing basic per share amounts	9,270	8,805

Dilutive net income per share	$0.03	$0.25

Common and common equivalent shares used in computing dilutive per share amounts	10,192	10,024

See Accompanying Notes

IKOS SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
Increase (decrease) in cash and cash equivalents
(In thousands)

	Three months ended
	December 29, 2001	December 30, 2000
Operating activities:
Net income	$316	$2,487
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	585	855
Gain on sale of fixed assets	—	8
Accrued rent	62	139
Changes in operating assets and liabilities:
Accounts receivable	3,185	4,754
Inventories	1,132	(1,341)
Prepaid expenses and other current assets	(203)	41
Other assets	401	(31)
Accounts payable	(2,184)	1,615
Accrued payroll and related expenses	729	(345)
Accrued commissions	(74)	(1,269)
Income taxes payable	125	(684)
Other accrued liabilities	(876)	(309)
Deferred revenues	(995)	(569)

Net cash provided by operating activities	2,203	5,351
Investing activities:
Purchases of equipment and leasehold improvements	(93)	(1,721)
Purchases of short-term investments	—	(7,781)
Maturities of short-term investments	2,698	1,999

Net cash provided by (used in) investing activities	2,605	(7,503)
Financing activities:
Principal payments on short-term borrowings	—	(1,809)
Net sale of common stock	487	260

Net cash provided by ( used in ) financing activities	487	(1,549)
Effect of exchange rate fluctuations on cash and cash equivalents	(119)	(75)

Increase (decrease) in cash and cash equivalents	5,176	(3,776)
Cash and cash equivalents at beginning of period	10,613	12,032

Cash and cash equivalents at end of period	$15,789	$8,256

See Accompanying Notes.

IKOS SYSTEMS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

1.    Basis of Presentation

The accompanying unaudited consolidated financial statements at December 29, 2001 and for the three months ended December 29, 2001 and December 30, 2000, have been prepared in conformity with generally accepted accounting principles, consistent with those applied in, and should be read in conjunction with, the audited consolidated financial statements for the year ended September 29, 2001 included in the Company’s Form 10-K as filed with the Securities and Exchange Commission on December 28, 2001. The unaudited interim financial information reflects all normal recurring adjustments, which are, in the opinion of management, necessary for a fair statement of results for the interim periods presented. The results for the three months ended December 29, 2001 are not necessarily indicative of results expected for the full fiscal year.

2.    Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market and consisted of (in thousands):

	December 29, 2001	September 29, 2001
Raw materials	$1,025	$681
Work-in-process	2,822	4,004
Finished goods	2,721	3,015

	$6,568	$7,700

Given the volatility of the market, the Company writes down inventories to net realizable value based on backlog and forecasted demand. However, backlog is subject to revisions, cancellations and rescheduling. Actual demand may differ from forecasted demand and such differences may have a material effect on the Company’s financial position and results of operations.

3.    Net Income Per Share

The computation of basic net income per share for the periods presented is derived from the information on the face of the statement of operations, and there are no reconciling items in either the numerator or denominator. Additionally, there are no reconciling items in the numerator used to compute dilutive net income per share. The incremental common shares attributable to outstanding options for the three month periods ended December 29, 2001 and December 30, 2000 included in the total shares used in the denominator of the diluted net income per share calculation are 922,000 and 1,219,000, respectively. Outstanding options and warrants to purchase approximately 1,537,000 and 519,000 shares, for the three months ending December 29, 2001 and December 30, 2000, respectively, were not included in the treasury stock calculation to derive diluted net income per share as their inclusion would have had an anti-dilutive effect.

IKOS SYSTEMS, INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

4.    Comprehensive Income

Comprehensive income for the three months ending December 29, 2001 and December 30, 2000 are as follows (in thousands):

	Three Months Ended
	December 29, 2001	December 30, 2000
Net income as reported	$316	$2,487
Accumulated translation adjustments	(119)	(75)

Comprehensive income	$197	$2,412

5.    Income Taxes

The Company recognized an income tax provision of $150,000 for the three-month period ending December 29, 2001. The provision for the three-month period ending December 29, 2001 is principally comprised of foreign taxes on foreign earnings and foreign withholding taxes. As of December 29, 2001, IKOS has an income tax receivable of approximately $2,900,000 related to estimated payments made in fiscal 2001. IKOS’ effective tax rate on consolidated pretax income was approximately 25% or $860,000 for the three month period ending December 30, 2000 and such rate differs from the federal statutory rate primarily due to benefits associated with its net operating loss carryforward. The income tax provision is based on current tax law, the current estimate of earnings and the expected distribution of income among various tax jurisdictions, and is subject to change.

6.    Line of Credit

In March 2000, IKOS negotiated a $3,000,000 working capital line of credit and $1,500,000 equipment line of credit with its bank. The agreement expired in March of 2001 and a new $5,000,000 working capital line was negotiated to replace the existing line. The new line expires on March 31, 2002 and is renewable at the option of both parties. The assets of IKOS collateralize the lines. Any borrowings under the line of credit bear interest at the prime rate or 4.75% at December 29, 2001. At December 29, 2001, the total amount utilized under the lines was approximately $4,000,000. Of the total amount utilized, approximately $1,500,000 of the working capital line is reserved as collateral against certain letter of credit arrangements IKOS has with its landlords and approximately $2,500,000 was utilized to fund working capital requirements. IKOS is currently in violation of certain of its financial covenants and as such the outstanding balance is subject to call by the bank at its option. Accordingly, the remaining $1,000,000 established under the line of credit is not currently available. IKOS is currently renegotiating with the bank to obtain a waiver and to revise the covenants but cannot assure you that it will be successful.

IKOS SYSTEMS, INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7.    Litigation and Contingencies

On February 9, 2001, IKOS filed a patent infringement complaint against Axis Systems, Inc., (Axis) in the United States District Court in the District of Delaware. The complaint alleges infringement by Axis of four patents relating to IKOS’ Virtual Wires™ technology, which allows high resource utilization in FPGA-based emulators. In August 2001, IKOS withdrew one of the patents originally included in the lawsuit to focus IKOS’ efforts and to simplify the issues for trial. On September 18, 2001, the Delaware Court ordered the case to be transferred to the Federal District Court, Northern District of California. Trial is currently set for November 2002. IKOS is seeking both injunctive relief and monetary damages. Discovery is still proceeding in the case and the final amount of damages sought by IKOS has not yet been determined.

On March 22, 2001, Axis filed a patent infringement complaint against IKOS in the United States District Court for the Northern District of California. The complaint alleges infringement by IKOS of Axis’ patent titled “Simulation/Emulation System and Method,” U.S. Patent No 6,009,256. Axis claims that this patent covers technology for a single system that provides simulation, acceleration, and emulation of complex electronic integrated circuit and system-on-chip designs. The complaint alleges that certain of IKOS’ emulation products infringe on the patent. Axis is seeking both injunctive relief and monetary damages. IKOS believes the claim is without merit and intends to vigorously defend the action; however, such actions are currently in the discovery phase only and there can be no assurance that IKOS will prevail in either case. Furthermore, the amount of damages sought by Axis has not yet been determined. IKOS does not believe the outcome of this case will have a material adverse impact on future results of operations or cash flows.

On December 6, 2001, Mentor Graphics Corporation, an Oregon corporation (“Mentor”) and Fresno Corporation, a Delaware corporation (“Fresno”) filed a lawsuit in the Court of Chancery of the State of Delaware against IKOS, the IKOS Board, Synopsys, Inc. (“Synopsys”) and Oak Merger Corporation (“Oak”), C.A. No. 19299. This lawsuit alleges, among other things, that the termination fee set forth in the Agreement and Plan of Merger and Reorganization by and among Synopsys, Oak Merger Corporation and IKOS dated July 2, 2001, as amended (the “Merger Agreement”) is unreasonable, that certain operating restrictions and other conditions set forth in the Merger Agreement impose onerous restrictions on the authority of the IKOS Board to manage IKOS and that the no-shop provision set forth in the Merger Agreement insofar as it applies after IKOS stockholders approve the Merger Agreement is too onerous (See Note 8 for further details regarding the Merger). This lawsuit further alleges that the members of the IKOS Board breached their fiduciary duties in connection with the Merger Agreement and that Synopsys and Oak aided and abetted such breaches. This lawsuit seeks, among other things, injunctive and declaratory relief, including, an order enjoining the enforcement of the no-shop provisions and termination fee in the Merger Agreement, and unspecified damages. IKOS believes that this lawsuit is without merit and intends to contest it vigorously.

On December 7, 2001, Mentor and Fresno filed a lawsuit in the United States District Court for the District of Delaware against IKOS, Case No. 01-809. This lawsuit seeks an order and judgment from the Court declaring that the Offer and Tender Offer Statement on Schedule TO (the “Schedule TO”) and Mentor’s Schedule 13D are not in violation of the federal securities laws and that Mentor did not violate federal insider trading laws when it purchased from the open market shares of IKOS’ stock beginning in July 2001 and when it made the Offer. IKOS believes that this lawsuit is without merit and intends to contest it vigorously.

IKOS SYSTEMS, INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

On December 7, 2001, Sheldon Pittlemen, an alleged stockholder of IKOS, filed an alleged class action lawsuit in the Court of Chancery of the State of Delaware against IKOS and the IKOS Board, C.A. No. 19300. This lawsuit generally alleges that the members of the IKOS Board breached their fiduciary duties in connection with the Merger Agreement. It seeks injunctive relief and unspecified damages on behalf of all stockholders of IKOS. IKOS believes that this lawsuit is without merit and intends to contest it vigorously.

On December 10, 2001, Ernest Hack, an alleged stockholder of IKOS, filed an alleged class action lawsuit in the Court of Chancery of the State of Delaware against IKOS, the IKOS Board and Synopsys, C.A. No. 19305 . While not identified as such in the caption of the complaint, the body of the complaint describes Mentor as a defendant. This lawsuit alleges that the members of IKOS’ Board failed to properly consider and act upon the Offer. It also alleges that IKOS failed to solicit offers before entering the Merger Agreement. The lawsuit alleges that, as a result of these alleged failures among other things, the members of IKOS’ Board breached their fiduciary duties and that Synopsys aided and abetted such breaches. This lawsuit seeks injunctive relief and unspecified damages. IKOS believes that this lawsuit is without merit and intends to contest it vigorously.

On December 10, 2001, Robert Ferronte, an alleged stockholder of IKOS, filed an alleged class action lawsuit in the Court of Chancery of the State of Delaware against IKOS and the IKOS Board, C.A. No. 19307. This lawsuit generally alleges, among other things, that the members of the IKOS Board breached their fiduciary duties by allegedly failing to fully inform themselves about Mentor’s interest in acquiring IKOS. The complaint further alleges that IKOS’ poison pill permits the IKOS Board to manipulate IKOS to the detriment of IKOS’ stockholders and to perpetuate its control over IKOS’ business and operations. The lawsuit seeks injunctive relief. IKOS believes that this lawsuit is without merit and intends to contest it vigorously.

On December 14, 2001, Scott Petler, an alleged stockholder of IKOS, filed an alleged class action lawsuit in the Santa Clara County, California Superior Court, Case No. CV 803814, against IKOS, the members of IKOS’ Board of Directors, Synopsys and Dr. Aart de Geus, Chairman and CEO of Synopsys. This lawsuit generally alleges that the members of the IKOS Board breached their fiduciary duties in connection with the Merger Agreement and in its response to the Offer. The lawsuit further alleges that Synopsys and Dr. de Geus aided and abetted the alleged breach of fiduciary duties. The lawsuit seeks injunctive relief and an order rescinding the Merger Agreement. IKOS believes that this lawsuit is without merit and intends to vigorously contest it.

8.    Recent Accounting Pronouncements

On December 3, 1999, the Securities Exchange Commission (SEC) Staff issued Staff Accounting Bulletin (SAB) No. 101, Revenue Recognition in Financial Statements. In addition, on October 9, 2000, the SEC Staff issued SAB No. 101 Revenue Recognition in Financial Statements-Frequently Asked Questions and Answers (“SAB 101 FAQ”). The SEC Staff addressed several issues in SAB No. 101 and in the SAB 101 FAQ, including the timing for recognizing revenue derived from selling arrangements that involve customer acceptance provisions. During the fourth quarter of fiscal 2001, IKOS adopted SAB No. 101. Due to customary business practices in Japan, IKOS has revised its

IKOS SYSTEMS, INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

revenue recognition policy to require formal written acceptance from Japanese customers prior to recognition of revenue related to these sales (See Note 1 in the Notes to Consolidated Financial Statements). IKOS has revised its quarterly financial data for the first three quarters of fiscal 2001, in order to reflect the provisions of SAB No. 101. Adoption of SAB No. 101 had no effect on previously recorded amounts for the first quarter of fiscal 2001.

In July 2001, the FASB issued SFAS No. 141 Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 applies to all business combinations initiated after June 30, 2001. IKOS has early adopted SFAS No. 142 as of September 30, 2001, such that beginning in the first quarter of 2002, goodwill and intangible assets deemed to have indefinite lives are no longer amortized but are subject to annual impairment tests. As of September 30, 2001, the carrying value of goodwill and intangibles was $715,000. Application of the nonamortization and impairment provisions of SFAS 142 did not have a material effect on IKOS’ results of operations or financial position.

In October 2001, the FASB issued SFAS No. 144, Accounting for Impairment or Disposal of Long-lived Assets. SFAS No. 144 supersedes SFAS No. 121, Accounting for the Impairment of Long-lived Assets and for Long-Lived Assets to be Disposed Of, and addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This statement is effective for fiscal years beginning after December 15, 2001. Adoption of this statement is not expected to have a material impact on IKOS’ financial position or results of operations.

9.    Merger and Tender Offer

On July 2, 2001, IKOS entered into an Agreement and Plan of Merger and Reorganization with Synopsys, Inc., or Synopsys, and Oak Merger Corporation, which was amended on August 1, 2001, providing for the merger of IKOS with Oak Merger Corporation, a subsidiary of Synopsys. Under the terms of the proposed merger, subject to satisfaction of various conditions, each share of IKOS common stock will be exchanged for Synopsys common stock with a value between $6.00 and $20.00 per share, based on the financial performance of IKOS during the twelve months ending June 30, 2002. Additional information relating to the Synopsys merger can be found in the proxy statement/prospectus that is part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by Synopsys on August 9, 2001 and amended on October 18, 2001and February 8, 2002.

On December 7, 2001 Fresno Corporation, a wholly-owned subsidiary of Mentor Graphics Corporation, or Mentor, commenced an unsolicited cash tender offer to purchase all outstanding shares of IKOS common stock for $11.00 per share, subject to certain conditions. The offer will expire on February 15, 2002, unless extended at the sole discretion of Mentor. Additional information relating to the Mentor offer can be found in the Schedule 14D-9 filed with the SEC by IKOS on December 20, 2001, as amended.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
FINANCIAL STATEMENTS
(IN THOUSANDS)

The following unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2001 and the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2001 are based on the historical financial statements of Mentor Graphics Corporation (Mentor Graphics) and IKOS Systems, Inc. (IKOS) and give effect to the acquisition of IKOS by Mentor Graphics as a purchase given the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined consolidated financial statements.

The unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2001 is presented to give effect to the acquisition of IKOS as if it occurred on December 31, 2001 and, due to different fiscal period ends, combines the historical balance sheet for Mentor Graphics at December 31, 2001 and the historical balance sheet of IKOS at December 29, 2001. The unaudited pro forma condensed combined consolidated statement of operations of Mentor Graphics and IKOS for the year ended December 31, 2001 is presented as if the acquisition had taken place on January 1, 2001 and, due to different fiscal period ends, combines the historical results of Mentor Graphics for the year ended December 31, 2001 and the historical results of IKOS for the fiscal year ended September 29, 2001.

The unaudited pro forma condensed combined consolidated financial statements are presented for illustrative purposes only and are not intended to represent or be indicative of the consolidated results of operations or financial position of Mentor Graphics that would have been reported had the acquisition been consummated as of the dates presented, and should not be taken as representative of future operating results or financial position of Mentor Graphics. The pro forma adjustments are based upon available information and assumptions that Mentor Graphics believes are reasonable under the circumstances.

Based on a preliminary analysis, Mentor Graphics expects to incur approximately $14,736 for severance costs related to IKOS employees and costs of vacating certain leased facilities of IKOS. Mentor Graphics estimates that these costs will result in cash expenditures of approximately $12,127, the remainder being non-cash write-offs of leasehold improvements. These estimates are preliminary and subject to change based on Mentor Graphics finalization of its restructuring and integration plan.

The unaudited pro forma condensed combined consolidated financial statements have been prepared based on estimates of the fair values of assets acquired from IKOS as determined by a third party appraiser. The impact of ongoing integration activities and adjustments to fair value of acquired net tangible and intangible assets of IKOS could cause material differences in the information presented.

The unaudited pro forma condensed combined consolidated financial statements should be read in conjunction with the historical consolidated financial statements of (i) Mentor Graphics Corporation included in its Form 10-K/A for the year ended December 31, 2001 filed on May 28, 2002 and (ii) IKOS Systems, Inc. included in its Form 10-K for the fiscal year ended September 29, 2001 and its Form 10-Q for the three-months ended December 29, 2001.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
BALANCE SHEET
DECEMBER 31, 2001
(IN THOUSANDS)

	Mentor Graphics (Dec. 31, 2001)	IKOS (Dec. 29, 2001)	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash and short term investments	$147,176	$18,068	(110,414	)(a)	$54,830
Trade accounts receivable	139,391	6,693	—		146,084
Prepaid expenses and other	40,360	10,312	—		50,672

Total current assets	326,927	35,073	(110,414)		251,586
Property, plant and equipment, net	82,247	7,140	(3,228	)(b)	86,159
Term receivables, long-term	58,922	—	—		58,922
Intangible assets, net	11,884	715	111,809	(c)	124,408
Other assets, net	41,241	826	(6,216	)(d)	35,851

Total assets	$521,221	$43,754	$(8,049)		$556,926

Liabilities and Stockholders’ Equity
Current liabilities:
Short Term Borrowings	$—	$2,500	$—		2,500
Accounts payable and accrued liabilities	120,720	10,853	14,829	(e)	146,402
Deferred revenue	56,914	6,762	—		63,676

Total current liabilities	177,634	20,115	14,829		212,578
Other long term liabilities	14,466	643	8,992	(f)	24,101

Total liabilities	192,100	20,758	23,821		236,679
Minority interest	2,913	—	—		2,913
Total stockholders’ equity	326,208	22,996	(31,870	)(g)	317,334

Total liabilities and stockholders’ equity	$521,221	$43,754	$(8,049)		$556,926

See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED
STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2001
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Mentor Graphics (Dec. 31, 2001)	IKOS (Sep. 29, 2001)	Pro Forma Adjustments		Pro Forma Combined
Revenues	$600,371	$61,069	$—		$661,440
Cost of revenues	114,673	16,340	3,380	(h)	134,393

Gross margin	485,698	44,729	(3,380)		527,047
Operating expenses:
Research and development	137,799	17,191	—		154,990
Marketing, selling, general and administration	263,593	35,787	(368	)(i)	299,012
Amortization of intangibles	7,520	168	(6,888	)(j)	800
Special charges	46,343	—	—		46,343

Total operating expenses	455,255	53,146	(7,256)		501,145

Income (loss) from operations	30,443	(8,417)	3,876		25,902
Other income, net	8,428	1,802	(2,200	)(k)	8,030

Income (loss) before income taxes	38,871	(6,615)	1,676		33,932
Provision (benefit) for income taxes	7,767	(2,010)	—		5,757

Net income (loss)	$31,104	$(4,605)	$1,676		$28,175

Net income per share:
Basic	$0.48				$0.44
Diluted	$0.46				$0.41
Weighted average number of shares outstanding:
Basic	64,436				64,436
Diluted	67,681		239	(l)	67,920

See accompanying notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)

Note 1:    Basis of Pro Forma Presentation

On March 27, 2002, Mentor Graphics acquired IKOS, a provider of electronic design automation tools for the verification of integrated circuit designs. The acquisition was an investment aimed at expanding Mentor Graphics’ product offering and driving revenue growth which supports the premium paid over the fair market value of the individual assets. The estimated total purchase price for IKOS is as follows:

Cash consideration paid	$116,630
Fair value of IKOS options assumed	3,821
Fair value of long-term liabilities assumed	6,017
Estimated restructuring costs	12,127
Estimated direct transaction costs	6,320

Total estimated purchase price	$144,915

Under the purchase method of accounting, the total estimated purchase price as shown in the table above is allocated to IKOS’ net tangible and intangible assets based on their estimated fair value at the acquisition date. The impact of ongoing integration activities and adjustments to fair value of acquired net tangible and intangible assets of IKOS could cause material differences in the information presented.

The preliminary purchase price allocation is as follows:

Net tangible assets	$19,696
Deferred compensation	695
Amortizable intangible assets:
Purchased technology	16,900
Backlog	800
Intangible assets with indefinite lives:
Goodwill	94,824
In-process research and development	12,000

Total preliminary purchase price allocation	$144,915

The preliminary purchase price allocation resulted in a charge for in-process research and development of $12,000, goodwill of $94,824, purchased technology of $16,900, backlog of $800 and deferred compensation of $695. Purchased technology will be amortized to cost of goods sold over 5 years. Backlog will be amortized over one year. Deferred compensation will be amortized over 2.5 years.

In accordance with the Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” goodwill and intangible assets with indefinite lives resulting from business combinations will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the value of goodwill or intangible assets with indefinite lives has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made. The Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations excludes amortization of goodwill.

Of the total estimated purchase price, $12,000 has been allocated to in-process research and development which will be charged to expense in the period during which the merger is completed. Due to its non-recurring nature, the in-

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)

process research and development expense has been excluded in the unaudited pro forma condensed combined consolidated statement of operations. The value assigned to in-process research and development related to research projects for which technological feasibility had not been established. The value was determined by estimating the net cash flows from the sale of products resulting from the completion of such projects and discounting the net cash flows back to their present value. Mentor Graphics then estimated the stage of completion of the products at the date of the acquisition based on research and development costs that had been expended as of the date of acquisition as compared to total research and development costs expected at completion. The percentages derived from this calculation were then applied to the net present value of future cash flows to determine the in-process charge. The nature of the efforts to develop the in-process technology into commercially viable products principally related to the completion of all planning, designing, prototyping, verification and testing activities that are necessary to establish that the product can be produced to meet its design specification, including function, features and technical performance requirements. The estimated net cash flows from these products were based on the Mentor Graphics estimates of related revenues, cost of sales, research and development costs, selling, general and administrative costs and income taxes. Mentor Graphics will monitor how underlying assumptions compare to actual results.

These allocations are subject to change pending the completion of the final analysis of the total purchase price and fair values of the assets acquired and the liabilities assumed. The impact of such changes could be material.

Note 2:    Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to IKOS’ net tangible and intangible assets to a preliminary estimate of their fair values, to reflect the amortization expense related to the estimated amortizable intangible assets as if the transaction had occurred on January 1, 2001 and to reflect changes in depreciation expense resulting from the estimated fair value adjustments to net tangible assets.

There were no intercompany balances or transactions between Mentor Graphics and IKOS. No pro forma adjustments were required to conform IKOS’ accounting policies to Mentor Graphic’s accounting policies.

The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Mentor Graphics and IKOS filed consolidated income tax returns during the periods presented.

The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

(a)	To record the cash consideration paid to acquire the outstanding shares of IKOS, reconciled as follows:

Cash consideration paid	$(116,630)
Less: Cash paid for 842 shares of IKOS owned at December 31, 2001	6,216

$(110,414)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)

(b)	Adjustments to property, plant and equipment include the following:

To write-down property, plant and equipment to fair value	$(619)
To write-off leasehold improvements impaired in connection with vacating certain leased facilities	(2,609)

$(3,228)

The resulting decrease in annual depreciation expense is approximately $646.

(c)	Adjustments to reflect the preliminary fair value of goodwill and identified intangibles assets and the resulting increase in amortization expense, as follows:

	Historical Amount	Preliminary Fair Value	Increase	Increase in Annual Amortization	Useful Life (Years)
Backlog	$—	$800	$800	$800	1 year
Purchased Technology	—	16,900	16,900	3,380	5 years
Goodwill	715	94,824	94,109	N/A	—

Total intangible assets	$715	$112,524	$111,809	$4,180

As described in note 1 above, goodwill will not be amortized in accordance with SFAS No. 142.

(d)	Adjustment to subtract cost of IKOS shares owned at December 31, 2001.

(e)	Adjustments to accounts payable and accrued liabilities include the following:

To record transaction costs associated with the merger	$6,320
To record current restructuring accrual	7,805
Adjustment to record IKOS lease obligations at fair value	704

$14,829

Based on a preliminary analysis, Mentor Graphics expects to incur approximately $14,736 for severance costs related to IKOS employees and costs of vacating certain leased facilities of IKOS. The pro forma adjustment above represents the current portion. Mentor Graphics estimates that these costs will result in cash expenditures of approximately $12,127, the remainder being non-cash write-offs of leasehold improvements. These estimates are preliminary and subject to change based on Mentor Graphics finalization of its restructuring and integration plan.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)

(f)	Adjustment to other long-term liabilities include the following :

To eliminate deferred rent recorded by IKOS, as this liability does not represent a future obligation of Mentor Graphics	$(643)
To record the long-term restructuring accrual	4,322
Adjustment to record IKOS lease obligations at fair value	5,313

$8,992

Based on a preliminary analysis, Mentor Graphics expects to incur approximately $14,736 for severance costs related to IKOS employees and costs of vacating certain leased facilities of IKOS. The pro forma adjustment above represents the long-term portion. Mentor Graphics estimates that these costs will result in cash expenditures of approximately $12,127, the remainder being non-cash write-offs of leasehold improvements. These estimates are preliminary and subject to change based on Mentor Graphics finalization of its restructuring and integration plan.

(g)	Adjustments to stockholders’ equity include the following:

To record the estimate of the fair value of in-process research and development	$(12,000)
To record the fair value of IKOS options assumed	3,821
To record deferred compensation related to unvested IKOS options	(695)
To eliminate IKOS’ historical stockholders’ equity balances	(22,996)

$(31,870)

(h)	To record annual amortization expense of purchased technology.

(i)	Adjustments to selling, general and administration include the following:

To record amortization of deferred compensation related to unvested IKOS options	$278
To record the decrease in annual depreciation expense	(646)

$(368)

(j)	Adjustments to amortization of intangibles include the following:

To adjust historical goodwill amortization expense in accordance with SFAS No. 142	$(7,688)
To record amortization of backlog	800

$(6,888)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
CONSOLIDATED FINANCIAL STATEMENTS
(IN THOUSANDS)

(k)	To adjust interest income to reflect reduced cash and short-term investments held.

(l)
Adjustment to record the dilutive effect of IKOS stock options converted to Mentor Graphics stock options. The pro forma adjustment was the dilutive effect, as determined by the treasury stock method, of IKOS stock options outstanding under the assumption that all options converted were outstanding the for the entire year ended December 31, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 28, 2002	MENTOR GRAPHICS CORPORATION (Registrant)

	By:	/s/ GREGORY K. HINCKLEY
Gregory K. Hinckley President and Chief Operating Officer

EXHIBIT INDEX

23.1	Consent of Ernst & Young LLP, Independent Auditors